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                                                                  EXHIBIT 99(a)

[CORPORATE LOGO] Stifel Financial

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                                                  500 North Broadway
                                                  St. Louis, Missouri 63102
                                                  (314) 342-2000

                         STIFEL, NICOLAUS SELLS OFFICES
                              IN OKLAHOMA AND TEXAS

FOR IMMEDIATE RELEASE
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         St. Louis, Mo.... Stifel, Nicolaus & Company, Incorporated has sold the assets of its Oklahoma division and three Texas offices to Capital West Financial Corporation, according to Gregory F. Taylor, Stifel president and chief executive officer.

         Capital West, a newly formed company, will provide retail investment services, municipal finance and institutional sales in both states.

         Taylor said Stifel's Oklahoma and Texas divisions had not been profitable for the firm for some time. He said, "We will continue to provide clearing services for Capital West, which is now the largest securities firm based in Oklahoma."

         George H. Walker III, Stifel board chairman said, "We believe Capital West will be successful because it offers the advantages of local ownership, coupled with very talented leadership." Walker will serve on the board of Capital West.

         Stifel, Nicolaus is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking and money management. It has 42 office in 14 states and employs approximately 300 brokers.

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